UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) October 11, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-2111

LEXARIA CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

On October 11, 2016, Lexaria Bioscience Corp. (“Lexaria”) announced that as per a consulting contract signed in March, 2015, Lexaria is issuing 252,000 restricted common shares and cash compensation of US$6,240 to a private company controlled by the President of Lexaria.

As per a consulting contract entered in July 2016, Lexaria has issued 750,000 warrants with an exercise price of US$0.14 and valid for five years, to Profit Planners Inc., in return for consulting services provided in August, September, and October 2016.

As per a contract entered in July 2016, Lexaria is obligated to pay a US$4,000 monthly fee to a director. Lexaria and the director have agreed to settle the outstanding amount of US$16,000 for the four months to October 31 through the issuance of 114,286 restricted common shares.

Lexaria has also engaged Boom Capital Markets Inc. on a short term contract to provide business advisory services including marketing strategies and assistance in preparing presentation materials, dissemination of information, and other business and capital advisory services. Lexaria is issuing 250,000 stock options to Boom Capital Markets with a strike price of US$0.14, valid for two years, and paying compensation of CDN$5,000/month.

The securities issued will be subject to a hold period in Canada of four months and one day, or for any resales into the USA under Rule 144, six months and one day.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure

A copy of the news release dated October 11, 2016 announcing the engagement of consultants and issuance of options as Exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 8.01	Other Events

On October 11, 2016, Lexaria announced that it retained Mackie Research Capital Corp. to provide market maintenance services for Lexaria in compliance with regulatory guidelines. Mackie will trade shares of Lexaria on the Canadian Security Exchange for the purposes of maintaining a reasonable market and improving the liquidity of Lexaria's shares.

The agreement is for an initial 3 1/2-month period and may be terminated at any time by Lexaria or Mackie. There are no performance factors contained in the agreement and Mackie will not receive any shares or options from Lexaria as compensation for the services it will render. Lexaria and Mackie are unrelated and unaffiliated entities, but Mackie may provide investment banking services to Lexaria and Mackie and/or its clients may have an interest, directly or indirectly, in the securities of Lexaria.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated October 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: October 17, 2016